Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8, File No. 333-45874 of our report, dated June 23, 2011, relating to the financial statements of VIST Financial Corp. 401(k) Retirement Savings Plan, included in this Annual Report (Form 11-K) for the year ended December 31, 2010.

/s/ ParenteBeard LLC

Philadelphia, Pennsylvania
June 23, 2011